                                                                  EXHIBIT 24.1










                         CONSENT OF INDEPENDENT AUDITORS



             The Board of Directors
             LADD Furniture, Inc.:


             We consent to incorporation by reference in the Registration Statement (No. 33-53341) on Form S-8 of LADD Furniture, Inc. of our reports dated February 16, 1996, except for paragraph 4 of Note 2, which is as of February 26, 1996, relating to the consolidated balance sheets of LADD Furniture, Inc. and subsidiaries as of December 30, 1995 and December 31, 1994, and the related consolidated statements of operations, shareholders equity and cash flows and related schedule for each of the years in the three-year period ended December 30, 1995 which reports appear in the December 30, 1995 annual report on Form 10-K of LADD Furniture, Inc.
             contained in the Appendix to the Proxy Statement for the 1996 Annual Shareholders Meeting.



                                                KPMG Peat Marwick LLP


             Greensboro, North Carolina
             March 28, 1996

                           INDEPENDENT AUDITORS REPORT



        The Board of Directors
        LADD Furniture, Inc.:


        Under date of February 16, 1996, except for paragraph 4 of Note 2, which is as of February 26, 1996, we reported on the consolidated balance sheets of LADD Furniture, Inc. and subsidiaries as of December 30, 1995 and December 31, 1994 and the related consolidated statements of operations, shareholders equity and cash flows for each of the years in the three-year period ended December 30, 1995, as contained in the Appendix to the Proxy Statement for the 1996 Annual Shareholders Meeting. These consolidated financial statements and our report thereon are included in the annual report on Form 10-K for the year ended December 30, 1995, also contained in the Appendix to the Proxy Statement for the 1996 Annual Shareholders Meeting. In connection with our audits of the aforementioned consolidated financial statements, we also have audited the related financial statement schedule as listed in the accompanying index. This financial statement schedule is the responsibility of the company s management. Our responsibility is to express an opinion on this financial statement schedule based on our audits.

        In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.



                                                KPMG Peat Marwick LLP


         Greensboro, North Carolina
         February 16, 1996, except for paragraph 4 of Note 2, which is as of February 26, 1996

                                                                   Schedule II
                      LADD FURNITURE, INC. AND SUBSIDIARIES
                 Valuation and Qualifying Accounts and Reserves
                          (dollar amounts in thousands)


                                                               Charged
                                        Balance at            (credited)                                                 Balance at
                                       beginning of          to costs and          Charged to           Deductions         end of
    Description                            year                expenses          other accounts          (c)               year
                                      ----------------     -----------------     ----------------------------------    -------------
Year ended December 30, 1995
    Doubtful receivables                       $2,831                 2,898           (1,085) (a)          (2,091)            2,553
    Discounts                                       0                   123 (d)            -                    -               123
    Returns and allowances                      1,462                  (36) (d)          (45) (a)               -             1,381
                                      ================     =================     =============     ================    =============
                                               $4,293                 2,985           (1,130)              (2,091)            4,057
                                      ================     =================     =============     ================    =============


Year ended December 31, 1994
    Doubtful receivables                       $3,316                 1,521               338 (b)          (2,344)            2,831
    Returns and allowances                        862                   294 (d)           306 (b)               -             1,462
                                      ================     =================     =============     ================    =============
                                               $4,178                 1,815               644              (2,344)            4,293
                                      ================     =================     =============     ================    =============


Year ended January 1, 1994
    Doubtful receivables                       $2,763                 2,056                 -              (1,503)            3,316
    Discounts                                      23                     - (d)             -                 (23)                0
    Returns and allowances                        731                   131 (d)             -                  -                862
                                      ================     =================     =============     ================    =============
                                               $3,517                 2,187                 -              (1,526)            4,178
                                      ================     =================     =============     ================    =============



Notes
    (a)Represents businessess divested or reclassified to businesses held for sale.
    (b)Represents initial reserves of acquired business.
    (c)Represents uncollectible receivables written-off, net of recoveries.
    (d)Represent net increase (decrease) in required reserve.